UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 333-124878

I.R.S. Employer Identification Number: 59-3796143

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

Telephone: (704) 992-2000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 4, 2005, American Tire Distributors Holdings, Inc. (“Holdings”) announced the final results of its exchange offer for its privately placed outstanding 13% senior discount notes due 2013 (the “Outstanding Senior Discount Notes”) for newly registered 13% senior discount notes due 2013 and American Tire Distributors, Inc. (“ATD”), a wholly-owned subsidiary of Holdings, announced the final results of its exchange offers for its privately placed outstanding senior floating rate notes due 2012 (the “Outstanding Senior Floating Rate Notes”) and 10.75% senior fixed rate notes due 2013 (the “Outstanding Senior Fixed Rate Notes”) for newly registered senior floating rate notes due 2012 and 10.75% senior fixed rate notes due 2013, respectively. The exchange offers expired at 5:00 p.m., New York City time, on Wednesday, November 2, 2005.

Holdings accepted for exchange $51,480,000 aggregate principal amount of the Outstanding Senior Discount Notes, representing 100% of the total Outstanding Senior Discount Notes. ATD accepted for exchange $43,600,000 aggregate principal amount of the Outstanding Senior Floating Rate Notes and $150,000,000 aggregate principal amount of its Outstanding Senior Fixed Rate Notes, representing approximately 31% and 100% of the total Outstanding Senior Floating Rate Notes and Outstanding Senior Fixed Rate Notes, respectively.

On November 4, 2005, Holdings and ATD issued a press release announcing the foregoing. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release dated November 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ J. Michael Gaither
J. Michael Gaither
Executive Vice President, General Counsel and Secretary

Date: November 9, 2005

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